Exhibit 3.16

BYLAWS

OF

STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC.

Article I

Shareholders

1.1.      Annual Meeting. The Shareholders will have an Annual Meeting at 10:00 A.M. <Eastern Standard Time> on the second Tuesday in the month of May, each and every year. The Shareholders will elect the Directors and transact any other proper business at the Annual Meeting. Unless otherwise stated in the Notice Of Meeting (See section 1.3), the Annual Meeting will be held at the registered office of the Corporation in Fairfax, Virginia.

1.2.      Special Meeting. A Special Meeting of Shareholders may be called at any time by the Board of Directors, Chairman of the Board, the President, the Secretary, the holders of at least twenty-five percent (25%) of the outstanding shares entitled to vote at such Special Meeting, or such other persons as provided by law.

1.3.      Notice Of Meeting

    a.         Annual Meeting. The Secretary must give written notice, either personally or by mail, of the place, date, and hour of the Annual Meeting. Each Shareholder entitled to vote at the Annual Meeting must be given such notice not less than ten (10) days, nor more than sixty (60) days before the date of the Annual Meeting. If notice is mailed, notice is considered given when deposited in the United States mail, postage prepaid, and directed to the Shareholder at his address as it appears on the records of the Corporation.

    b.        Special Meeting. The Secretary must give written notice, either personally or by mail, of the place, date and hour of the Special Meeting. Additionally, the notice must state the purpose or purposes for which it is called, and the name of the person by whom or at whose direction it is called. Written notice must be given not less than ten (10) days, nor more than sixty (60) days before the date set for the Special Meeting; provided, however, if the meeting is called to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets, or the dissolution of the Corporation the written notice must be given not less than twenty-five (25) days, nor more than sixty (60) days before the date of the meeting, and shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, terms of the proposed sale of assets, or plan of dissolution, the notice, if mailed, must be given to each Shareholder of record in the same manner as notice of the Annual Meeting. No business other than that specified in the notice of Special Meeting may be transacted at any such Special Meeting unless all Shareholders consent in writing, either before or after the Special Meeting.

    c.        Affidavit. In the absence of fraud, an affidavit by the Secretary that the notice has been given will be prima facie evidence of the facts stated therein.

1.4.      Waiver Of Notice. Notice of any Meeting may be waived by a Shareholder by submitting a signed waiver either before or after the Meeting, or, under certain circumstances, by attendance at the Meeting. Waiver shall be equivalent to the giving of the required notice.

1.5.      Quorum. Unless otherwise provided by law, or in the Articles of Incorporation, and amendments thereto, the presence, in person or by proxy (See section 1.8), of the holder(s) of a majority of the shares issued and entitled to vote is necessary to constitute a quorum for the transaction of business at any Meeting.

1.6.      Record Date. The Board of Directors will fix in advance of any Shareholders’ Meeting a “record date” on which the Shareholders entitled to vote at the Meeting will be determined. The record date must not be less than ten (10) days, nor more than seventy (70) days prior to the date of any Shareholders’ Meeting.

1.7.      Voting List. The Secretary shall make, at least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. Such list, for a period often days prior to such meeting, shall be kept on file at the registered office of the Corporation, at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

1.8.      Voting

    a.  Generally. A Shareholder entitled to vote at a Meeting may vote either in person or by proxy. A Shareholder is entitled to one vote for each share standing in his name on the record book. Unless otherwise required by the Virginia Stock Corporation Act or the Articles of Incorporation, and amendments thereto, all corporate action is determined by the vote of a majority of the shares issued and entitled to vote at a Shareholders’ Meeting.

    b.  Fiduciary Voting. Persons holding stock in a fiduciary capacity are entitled to vote the shares like any other Shareholder.

    c.  Election of Directors. Each Shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected.

1.9.      Proxy. Every proxy must be dated and signed by the Shareholder or by his attorney-in-fact. Unless stated otherwise in the proxy, a proxy is valid for eleven months from the date of its execution and is revocable at the pleasure of the Shareholder or person executing it.

1.10.      Shareholders’ Consent In Lieu Of Meeting. When the vote of Shareholders is required or permitted to be taken at a Meeting in connection with any corporate action, the Meeting and the vote may be dispensed with where Shareholders holding one hundred (100%) percent of the stock entitled to vote upon the action if such Meeting were held, consent in writing to the corporate action.

Article II

Directors

2.1.      Number And Qualifications. The Board of Directors (“Board”) will consist of one person called a Director. The Director must be of majority age. A Director need not be a Shareholder of the Corporation. The number of Directors may be changed by an amendment to the Bylaws.

2.2.      Manner Of Election. Each Director will be elected at the Shareholders’ Annual Meeting by a majority of the shares issued and entitled to vote at the Meeting.

2.3.      Term Of Office. Each Director will hold office until his successor is elected and qualified, until he resigns, or until he is removed.

2.4.      Duties And Powers. The Board will control and manage the affairs and business of the Corporation. The Directors will, in all cases, act as a Board, regularly convened. In the transaction of business, the consent of a simple majority of the Directors present at a meeting will be necessary for the Board to act. The Directors will adopt such rules and regulations for the conduct of their Meetings and the management of the Corporation as they deem proper, but not inconsistent with law or these Bylaws.

2.5.      Meetings

    a.        Annual Meeting. The Board will meet for the election or appointment of Officers and for the transaction of any other business as soon as practicable after the adjournment of the Shareholders’ Annual Meeting. Other Regular Meetings of the Board will be held at such times as the Board determines.

    b.        Special Meeting. A Special Meeting of the Board may be called by the President at any time. The President must, upon the written request of any two Directors, call a Special Meeting to be held not more than seven (7) days after the receipt of such request.

2.6.      Notice Of Meetings.

    a.        Notice Of Regular Meeting. No notice will be given for any Regular Meeting of the Board.

    b.        Notice Of Special Meeting. Written notice of a Special Meeting will be served upon each Director personally or by mail, addressed to him at his last-known post office address, at least two days prior to the date of such meeting. The time and place of the Meeting must be stated in the notice.

    c.        Waiver Of Notice. Notice of any Meeting may be waived by a Director by submitting a signed waiver either before or after the Meeting, or under certain circumstances, by attendance at the Meeting.

2.7.      Place Of Meeting. The Board may designate by resolution or in its Notice or Waiver of Notice of a Meeting the place where the Meeting will be held either within or without Fairfax, Virginia.

2.8.      Quorum. Unless otherwise provided in the Articles of Incorporation, or amendments thereto, the presence of a majority of Directors will be necessary to constitute a quorum for the transaction of business at any Meeting of the Board. However, if a quorum is not present, a lesser number may adjourn the Meeting to a future date not more than seven (7) days later.

2.9.      Voting. Each Director will have one vote at any Meeting of the Board, irrespective of the number of shares he may hold.

2.10.    Compensate. Each Director will be entitled to receive a fee for his attendance at a Meeting of the Board. The fee will be fixed by the Board, but will not exceed $100 per Meeting.

2.11.    Vacancies. Any directorship to be filled by reason of an increase in the number of Directors will be filled by the Shareholders at an Annual or Special Meeting. Any vacancy occurring in the Board by death, resignation, or otherwise will be promptly filled by an affirmative vote of a majority of the remaining Directors at a Special Meeting held for that purpose within thirty (30) days of the occurrence. The Director chosen will hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

2.12.    Removal Of Directors. A Director may be removed by the Shareholders at any time, with or without cause, by the affirmative vote of Shareholders holding a majority of all votes present at a meeting called for that purpose.

2.13.    Resignation. A Director may resign at any time. The resignation must be in writing, and delivered to the Board of Directors, the Chairman of the Board, the President, or the Secretary. The resignation will be effective as of the date it is delivered unless a later date is specified.

2.14.    Directors’ Consent In Lieu Of Meeting. When the vote of the Directors is required or permitted to be taken at a Meeting in connection with any corporate action, the Meeting and the vote may be dispensed with where all Directors entitled to vote upon the action if such Meeting were held, consent in writing to the corporate action.

2.15.    Liability of Directors. The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the Virginia Stock Corporation Act of the

Commonwealth of Virginia, as the same may be amended and supplemented.

Article III

Officers

3.1.      Officers And Qualifications. The Officers of the Corporation shall be a President, a Treasurer, a Secretary and such other Officers as the Board of Directors may determine. Each Officer must be of majority age.

3.2.      Election. Each Officer will be elected annually by the Board at its Meeting held immediately after the Members’ Annual Meeting.

3.3.      Term Of Office. An Officer will hold office for one year and until his successor is duly elected and qualified, or until he resigns or is removed.

3.4.      Removal Of Officers. An Officer may be removed by the Board, with or without cause.

3.5.      Vacancies. Any office which is vacant will be filled by the Board.

3.6       Meetings. The Officers may meet at such times and places as they may determine appropriate.

3.7.      Duties Of Officers. The duties and powers of the Officers are as follows.

3.8.      President.

    a.        Generally. The President will enforce these Bylaws and perform all the duties incident to the office of President which are required by law. Generally, he will supervise and control the business affairs of the Corporation.

    b.        Call Meetings. The President will call all Regular, Annual and Special Meetings of the Shareholders and Directors in accordance with the prevailing statutory requirements of the State of Virginia and these Bylaws.

    c.        Preside At Meetings. The President will preside at all Meetings of the Board of Directors and Shareholders.

    d.        Annual Report. The President will present a report of the condition of the business of the Corporation at each Annual Meeting of the Shareholders and Directors.

    e.        Stock Certificates. The President may sign certificates representing shares in the Corporation.

    f.        Other Duties. The President will perform such other duties and functions as the Board may prescribe.

3.9.      Vice-President

    a.        Replace President. The Vice-President, in order of seniority by election, will perform the duties of the office of the President during the absence or incapacity of the President. When so acting, he will have the powers and responsibilities of the President.

    b.        Other Duties. The Vice-President will perform such other duties and function as the Board may prescribe.

3.10.    Treasurer

    a.        Financial Report. The Treasurer will render a report of the condition of the finances of the Corporation at each Regular Meeting of the Board and at such other times as may be required. He will make a full financial report at the Shareholders’ Annual Meeting.

    b.        Corporate Funds. Treasurer will have the care, custody and responsibility of all funds and securities of the Corporation. These funds and securities must be deposited in the name of the Corporation in such banks or safe deposit companies as the Board may designate.

    c.        Corporate Books. The Treasurer will keep in his possession accurate books of account of all the Corporation’s business transactions. He will make the accounts available to any Director upon written request from the Director.

    d.        Records. The Treasurer will cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

    e.        Bond. No bond will be necessary for the faithful performance of his duties.

    f.        Other Duties. The Treasurer will perform such other duties and functions as the Board may prescribe.

3.11     Secretary

    a.        Notice Of Meetings. The Secretary will give notice of all Annual and Special Meetings.

    b.        Minutes. The Secretary will keep the minutes of Shareholder and Board Meetings in appropriate books.

    c.        List Of Shareholders, Officers And Directors. The Secretary will keep a list of the names, alphabetically arranged, of all persons who are Shareholders of the Corporation, showing their place of residence and the respective dates when they became Shareholder of record. He will keep such list, and the minutes of the proceedings of its Shareholder, open daily during the usual business hours for inspection by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, he will prepare and make available a current list of the Officers and Directors of the Corporation and their resident addresses.

    d.        Stock Certificates. The Secretary may sign all certificates representing stock ownership and affix the corporate seal thereto.

    e.        Custodian Of Records And Seal. The Secretary will be custodian of the records and seal of the Corporation. He will affix the seal to the certificates of Shareholders and other corporate papers when required.

    f.        Correspondence. The Secretary will respond to all correspondence and present to the Board all official communications received by him.

    g.        Other Duties. The Secretary will perform such other duties and functions as the Board may prescribe.

3.12.    Other Officers. The Board may designate such other Officers as it deems necessary. Each Officer shall perform such duties and have such powers as the Board may prescribe.

3.13.    Liability of Officers. The personal liability of the Officers of the Corporation is hereby eliminated to the fullest extent permitted by the Virginia Stock Corporation Act of the Commonwealth of Virginia, as the same may be amended and supplemented.

Article IV

Seal

4.1.      Seal. The Seal of the Corporation will be as follows:

Article V

Shares Of Stock

5.1.        Stock Certificates. The shares of the Corporation will be represented by stock certificates prepared by the Board and signed by the Chairperson of the Board or the President, and by the Secretary, and stamped with the Corporate seal. The certificates will be numbered consecutively according to the order in which they are issued and will be bound in a stock book. The name of the person to whom the shares represented by each such certificate are issued, the number and class of such shares, and the date of issue will be entered in the margin of the stock book. Each certificate will state the Corporation is organized under the laws of the Commonwealth of Virginia, the registered holder’s name, the number and class of shares it represents, the date of issue, and the par value of such shares.

5.2.        Subscriptions. Subscriptions to the shares will be paid at such times and in such installments as the Board may determine. If default occurs in the payment of any installment as required by such resolution, the Board will give a written demand to the subscriber. If the subscription remains unpaid for a period of twenty (20) days after such written demand, the Board will declare the shares and all previous payments thereon forfeited for the use of the Corporation.

5.3.        Transfer Of Shares. The shares of the Corporation will be assignable and transferable only on the books and records of the Corporation by the registered owner, or his duly authorized attorney, upon surrender of a properly endorsed stock certificate and evidence of authority to transfer. The Corporation will issue a new stock certificate for the shares surrendered to the person or persons entitled.

5.4.        Return Of Certificates. All stock certificates changed or returned to the Corporation for transfer will be marked by the Secretary “Cancelled,” with the date of cancellation. The transaction will be immediately recorded in the certificate book opposite the memorandum of their issue. The returned stock certificates will be inserted in the certificate book. The cancellation of a stock certificate will not reduce the stated capital of the Corporation.

Article VI

Dividends

6.1.        Declaration of Dividends. The Board may declare at any Regular or Special Meeting that dividends will be payable by the Corporation. Such dividends may be paid in cash, property, or shares of the Corporation. All dividends are subject to the applicable restrictions of the laws of the Commonwealth of Virginia.

Article VII

Bills, Notes, Etc.

7.1.        Execution. All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation will be made in the name of the Corporation. These documents will be signed by such Officer or Officers as the Board will from time to time by resolution direct or by individuals otherwise authorized in these Bylaws.

Article VIII

Offices

8.1.        Principal Office. The principal office of the Corporation will be located in 4069 Britwell Place, Ste. 209, Fairfax, VA 22033. The Board may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without 4069 Britwell Place, Ste. 209, Fairfax, VA 22033 as the business of the Corporation may require.

8.2.        Registered Office. The registered office of the Corporation is located in 10555 Main Street, Suite 450, Fairfax, VA 22030.

Article IX

Amendments

9.1.        Procedure For Amending Bylaws. These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of a majority of the shares present and entitled to vote at an Annual Meeting or a Special Meeting of the Shareholders called for that purpose. However, a written notice must be sent to each Shareholder of record entitled to vote at such Meeting, at his last-known post office address, at least ten (10) days before the date of such Annual or Special Meeting. The notice must state the alterations, amendments, additions, or changes which will be considered for such Bylaws. Only such changes may be made as have been specified in the notice.

Article X

Waiver Of Notice

10.1.      Authority To Waive Notice. Whenever under the provisions of these Bylaws or any statute, a Shareholder or Director is entitled to notice of a Regular or Special Meeting, or of any action to be taken by the Corporation, such Meeting may be held or such action may be taken without the giving of such notice, provided every Shareholder or Director entitled to such notice waives in writing the requirements of these Bylaws. Attendance at a Meeting constitutes waiver of notice, subject to the limitations and exceptions provided by law.

I hereby certify that the foregoing is a full, true and correct copy of the Bylaws of STRATEGIC BUSINESS SYSTEMS OF VIRGINIA, INC. as in effect on the date hereof.

WITNESS my hand and the seal of the Corporation.

/s/ Scott B. Podmilsak
Scott B. Podmilsak, Secretary

Dated: June 16, 2000